Exhibit 1

Analyst Guide

NIS GROUP CO., LTD.

April-September, 2007
If you have any questions regarding this report,
please contact the IR&PR Department at +81-3-3348-2423 or info-ir@nisgroup.co.jp

Special Note Regarding Forward-Looking Statements
Certain risks that affect our business results, stock price and financial position are discussed below.
In addition, these materials contain forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations that are based on our current expectations, assumptions, estimates and projections as of the date of filing of this earnings release (“chukan kessan tanshin”) in Japan. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information.
Our business results and these forward-looking statements are subject to various risks and uncertainties. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from and be worse than those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results or other information expressed in or underlying these forward-looking statements will turn out to be correct.
I.	Risks related to the business environment
(a)	Weak economic conditions

(b)	Intensified customer acquisition competition by entry of major financial institutions and IT companies

(c)	Misconduct by an employee or director or negative publicity for our industry
II.	Risks related to Laws and Regulations
(a)	Regulations under Japanese law
i)	Regulations concerning the loan business
■	Regulations concerning interest rates

■	Regulations concerning excessive lending

■	Regulations concerning loan operations
ii)	The Special Measures Law concerning the Claims Servicing Business

iii)	Installment Sales Law

iv)	Financial Instruments and Exchange Law

v)	Other related regulations
(b)	Regulations under U.S. law
III.	Business Risks
(a)	Funding and market interest rates

(b)	Claims for excess interest repayments

(c)	Reliability of our information or technological systems and networks

(d)	Influence on important decisions by the Representative Director of the Board and his family

(e)	Risks in our operating assets portfolio

(f)	Condition and liquidity in stock markets

(g)	Ability to pursue and maintain successful strategic aliiances and joint ventures

(h)	Economic trends and liquidity in real estate markets

CONTENTS

I	Consolidated Operating Results

1	Consolidated Operating Results for the Six Months Ended Sept. 30, 2007

2	Consolidated Balance Sheet as of Sept. 30, 2007

3	Breakdown of Operating Results by Subsidiaries for the Six Months Ended Sept. 30, 2007

4	Financial Ratios/Earnings per Share, etc.

II	Non-Consolidated Operating Results

5	Non-Consolidated Operating Results for the Six Months Ended Sept. 30, 2007

6	Interest Rates on Loans Outstanding and Borrowings

7	Charge-offs of Loans Receivable and Allowance for Loan Losses

Consolidated Operating Results
Japanese GAAP

Consolidated Operating Results for the Six Months Ended Sept. 30, 2007
(Millions of yen)

	9/06%		9/07%		% change
Total operating revenues	37,862	100.0	51,686	100.0	36.5
Interest income from notes and loans receivable	16,046	42.4	12,508	24.2	(22.0)
Revenue from purchased loans	8,613	22.7	6,085	11.8	(29.3)
Revenue from leases and installment loans	2,940	7.8	2,931	5.7	(0.3)
Revenue from sales of real estate in the real estate business	2,100	5.5	18,072	35.0	760.3
Revenue from sales of real estate in loan servicing	2,292	6.1	3,520	6.8	53.6
Other financial income	16	0.0	1,459	2.8	—
Other operating income	5,853	15.5	7,108	13.8	21.4
Rent revenue from real estate	1,302	3.4	2,226	4.3	71.0
Recovery from loans previously charged-off	422	1.1	481	0.9	13.8
Loan origination fees	1,951	5.2	1,453	2.8	(25.5)
Guarantee fees received	878	2.3	1,029	2.0	17.2
Revenue (losses) from securities business	153	0.4	(18)	(0.0)	—
Other	1,144	3.0	1,935	3.7	69.1

Total operating expenses	12,890	34.0	24,208	46.8	87.8
Financial costs	1,540	4.1	2,326	4.5	51.0
Cost of purchased loans collected	5,779	15.3	3,518	6.8	(39.1)
Cost of real estate sold in loan servicing	1,182	3.1	3,096	6.0	161.9
Cost of leases and installment loans	2,388	6.3	1,942	3.8	(18.7)
Cost of real estate sold in the real estate business	1,376	3.6	11,248	21.8	717.1
Rental costs	486	1.3	961	1.9	97.4
Other operating expenses	135	0.4	1,114	2.2	723.4

Net operating revenues	24,972	66.0	27,477	53.2	10.0

Selling, general and administrative expenses	18,620	49.2	25,624	49.6	37.6
Salaries and other employee-related expenses	5,229	13.8	4,984	9.6	(4.7)
Marketing-related expenses	1,378	3.6	2,026	3.9	47.0
Advertising expenses	94	0.2	40	0.1	(56.8)
Commission fees	824	2.2	1,506	2.9	82.6
Other	459	1.2	480	0.9	4.4
Loan loss-related costs	8,178	21.6	14,469	28.0	76.9
Provision for losses on loans charged-off	5,700	15.1	6,153	11.9	7.9
Provision for guarantee losses	649	1.7	738	1.4	13.7
Provision for excess interest repayments-related losses	1,828	4.8	7,577	3.1	314.4
Occupancy and equipment-related expenses	1,447	3.8	1,510	2.9	4.3
Depreciation and amortization	326	0.9	361	0.7	10.4
Rent and lease expenses	1,056	2.8	1,102	2.1	4.3
Miscellaneous materials and repair expenses	63	0.2	47	0.1	(26.2)
Other	2,384	6.3	2,632	5.1	10.4

Operating income	6,351	16.8	1,853	3.6	(70.8)

Other income	570	1.5	246	0.5	(56.7)
Other expenses	705	1.9	953	1.8	35.2

Ordinary income	6,216	16.4	1,146	2.2	(81.6)

Special gains	1,763	4.7	41	0.1	(97.7)
Special losses	7,453	19.7	1,466	2.8	(80.3)

Income (losses) before income taxes and minority interest	526	1.4	(278)	(0.5)	—

Net losses	(452)	(1.2)	(1,959)	(3.8)	—

Consolidated Balance Sheet as of Sept. 30, 2007
(Millions of yen)

	9/06%		9/07%		¥ change
Total current assets	347,434	86.4	330,098	84.9	(17,335)
Cash and deposits	24,548	6.1	33,822	8.7	9,274
Notes and loans receivable	247,665	61.6	178,127	45.8	(69,538)
Purchased loans receivable	25,144	6.3	34,846	9.0	9,701
Real estate for sale in the servicing business	14,519	3.6	19,577	5.0	5,058
Real estate for sale and real estate under construction for sale in the real estate business	27,058	6.7	28,350	7.3	1,292
Deferred tax assets	1,854	0.5	3,927	1.0	2,072
Other	20,068	5.0	47,041	12.1	26,972
Allowance for loan losses	(13,426)	(3.3)	(15,594)	(4.0)	(2,167)

Total fixed assets	54,761	13.6	58,317	15.0	3,555
Assets held for leases	4,766	1.2	4,935	1.3	169
Other tangible fixed assets	1,758	0.4	3,438	0.9	1,679
Intangible fixed assets	2,380	0.6	2,244	0.6	(136)
Total investments and other assets	45,855	11.4	47,699	12.3	1,843
Investment securities	28,518	7.1	32,654	8.4	4,135
Bankrupt and delinquent loans receivable	6,535	1.6	9,698	2.5	3,162
Deferred tax assets	3,487	0.9	8,618	2.2	5,131
Other	12,832	3.2	10,497	2.7	(2,335)
Allowance for loan losses	(5,517)	(1.4)	(7,825)	(2.0)	(2,307)

Deferred assets	—	—	411	0.1	411

Total assets	402,195	100.0	388,827	100.0	(13,368)

Total current liabilities	169,693	42.2	166,953	42.9	(2,739)
Accounts payable	1,246	0.3	582	0.1	(664)
Short-term borrowings	56,071	13.9	18,935	4.9	(37,136)
Current portion of long-term borrowings	69,209	17.2	75,820	19.5	6,611
Current portion of bonds	1,460	0.4	25,460	6.5	24,000
Commercial paper	30,000	7.5	27,000	6.9	(3,000)
Accrued income taxes	2,527	0.6	5,166	1.3	2,638
Accrued bonuses	642	0.2	614	0.2	(28)
Reserve for guarantee losses	846	0.2	1,137	0.3	290
Other	7,688	1.9	12,238	3.1	4,549

Total long-term liabilities	146,953	36.5	141,912	36.5	(5,041)
Bonds	26,010	6.5	40,530	10.4	14,520
Long-term borrowings	82,472	20.5	61,078	15.7	(21,394)
Asset-backed securities	32,970	8.2	30,250	7.8	(2,719)
Accrued retirement benefits for directors	379	0.1	332	0.1	(47)
Reserve for losses on excess interest repayments	4,165	1.0	9,252	2.4	5,087
Other	955	0.2	468	0.1	(487)

Total liabilities	316,647	78.7	308,865	79.4	(7,781)

Common stock	16,289	4.1	16,289	4.2	—
Additional paid-in capital	20,024	5.0	20,180	5.2	155
Retained earnings	47,318	11.8	45,237	11.6	(2,081)
Treasury stock	(1,607)	(0.4)	(3,886)	(1.0)	(2,278)
Unrealized losses on investment securities	(104)	(0.0)	(3,835)	(1.0)	(3,731)
Foreign currency translation adjustments	128	0.0	895	0.2	767
Issuance of stock acquisition rights	120	0.0	107	0.0	(12)
Minority interest	3,379	0.8	4,973	1.3	1,593

Total net assets	85,548	21.3	79,961	20.6	(5,586)

Total liabilities and net assets	402,195	100.0	388,827	100.0	(13,368)

*	Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.

Breakdown of Operating Results by Subsidiaries for the Six Months Ended Sept. 30, 2007
(Millions of yen)

	9/06%		9/07%		¥ change
Nissin Servicer Co., Ltd. (Consolidated)
Operating revenues	12,073	100.0	19,922	100.0	7,848
Net operating revenues	5,117	42.4	7,795	39.1	2,678
Operating income	3,251	26.9	5,075	25.5	1,823
Ordinary income	2,983	24.7	4,436	22.3	1,453

Net income	1,443	12.0	2,458	12.3	1,015
Aprek Co., Ltd.
Operating revenues	1,107	100.0	1,223	100.0	115
Net operating revenues	1,016	91.8	1,015	83.0	0
Operating losses	(21)	(2.0)	(493)	(40.3)	(471)
Ordinary losses	(23)	(2.1)	(496)	(40.6)	(472)

Net losses	(154)	(14.0)	(532)	(43.5)	(377)
NIS Lease Co., Ltd.
Operating revenues	3,341	100.0	3,429	100.0	88
Net operating revenues	489	14.6	584	17.0	95
Operating income	52	1.6	9	0.3	(43)
Ordinary income	54	1.6	12	0.4	(41)

Net income	53	1.6	11	0.3	(42)
NIS Property Co., Ltd.
Operating revenues	1,364	100.0	7,790	100.0	6,426
Net operating revenues	1,023	75.0	4,021	51.6	2,997
Operating income	850	62.4	3,756	48.2	2,905
Ordinary income	1,170	85.8	3,695	47.4	2,525

Net income	716	52.5	2,205	28.3	1,489
Nissin Leasing (China) Co., Ltd. (Consolidated)
Operating revenues	37	100.0	1,101	100.0	1,064
Net Operating revenues	29	80.6	438	39.8	408
Operating (losses) income	(24)	(66.4)	72	6.6	97
Ordinary losses	7	20.8	120	10.9	112

Net income	4	13.1	115	10.5	111
NIS Securities Co., Ltd.
Operating revenues	164	100.0	309	100.0	145
Net operating revenues	163	99.2	303	98.2	140
Operating losses	(192)	(116.8)	(52)	(16.9)	139
Ordinary losses	(191)	(116.5)	(20)	(6.6)	171

Net losses	(203)	(123.7)	(21)	(6.8)	182
Other Subsidiaries
Operating revenues	2,098	100.0	14,285	100.0	12,186
Net operating revenues	876	41.7	5,803	40.6	4,927
Operating income (losses)	29	1.4	(39)	(0.3)	(69)
Ordinary losses	(50)	(2.4)	(620)	(4.3)	(570)

Net losses	(130)	(6.2)	(668)	(4.7)	(537)

*	The balance sheet date of Nissin Leasing (China) ends December.

*	Operating results by subsidiaries shown above are presented before consolidated adjustments.

Financial Ratios/Earnings per Share, etc

Consolidated financial ratios		(%)
	9/06	9/07
Net worth ratio	20.4	19.3
Return on equity	—	—
Operating income to total assets	1.7	0.5
Ordinary income to total assets	1.7	0.3
Return on assets	—	—
Operating margin	16.8	3.6
Ordinary income margin	16.4	2.2
Net income margin	—	—
Current ratio	204.7	197.7
Fixed assets ratio	66.7	78.3
Maturity of borrowings (years)	41.8	12.3
Interest coverage ratio (X)	1.9	3.7

*	Maturity of borrowings: interest-bearing debt/operating cash flows (in case of half-year period, operating cash flow×2)

*	Interest coverage ratio: operating cash flows/interest payments
•	Operating cash flows are cash flows from operating activities presented in our consolidated statements of cash flows excluding inflows and outflows from loan originations and other.

•	Interest-bearing debt is total borrowings with interest presented on our consolidated balance sheets. The interest payments are amount of interest paid presented in our consolidated statement of cash flows.

Earnings per share, etc		(Yen)
	9/06	9/07
Net income per share	(0.16)	(13.84)
Diluted	—	—
Net assets per share	28.81	536.26
Dividend per share	0.16	—

Number of issued shares at end of year (thousand shares)	2,917,887	145,894

*	On April 1, 2006, NIS Group completed a 2-for-1 stock split.

*	On August 31, 2007, NIS Group completed a 1-for-20 reverse stock split.

Non-Consolidated Operating Results

Japanese GAAP

Non-Consolidated Operating Results for the Six Months Ended Sept. 30, 2007
(Millions of yen)

	9/06%		9/07%		% change
Total operating revenues	18,509	100.0	16,332	100.0	(11.8)
Interest income from notes and loans receivable	14,895	80.5	11,253	68.9	(24.4)
Business owner loans	7,740	41.8	5,387	33.0	(30.4)
Secured loans	3,195	17.3	3,201	19.6	0.2
Consumer loans	3,959	21.4	2,664	16.3	(32.7)
Other financial income	7	0.0	1,578	9.7	—
Other operating income	3,606	19.5	3,500	21.4	(3.0)
Recovery from loans previously charged-off	422	2.3	477	2.9	13.1
Rent revenue from real estate	98	0.5	12	0.1	(87.7)
Loans origination fees	1,896	10.2	1,450	8.9	(23.5)
Guarantee fees received	788	4.3	908	5.6	15.3
Revenue from leases and installment loans	256	1.4	242	1.5	(5.5)
Other	144	0.8	408	2.5	183.7
Total operating expenses	1,802	9.7	2,658	16.3	47.5
Financial costs	1,490	8.1	2,418	14.8	62.2
Cost of leases and installment loans	226	1.2	236	1.5	4.6
Other operating expenses	85	0.5	3	0.0	(95.5)
Net operating revenues	16,706	90.3	13,673	83.7	(18.2)
Selling, general and administrative expenses	14,458	78.1	19,447	119.1	34.5
Salaries and other employee-related expenses	3,663	19.8	3,516	21.5	(4.0)
Marketing-related expenses	898	4.9	811	5.0	(9.7)
Advertising expenses	84	0.5	22	0.1	(73.7)
Commission fees	524	2.8	543	3.3	3.7
Other	289	1.6	246	1.5	(15.0)
Loan loss-related costs	6,865	37.1	12,036	73.7	75.3
Provision for losses on loans charged-off	4,621	25.0	4,352	26.7	(5.8)
Provision for guarantee losses	533	2.9	712	4.4	33.6
Provision for excess interest repayments-related losses	1,710	9.2	6,971	42.7	307.5
Occupancy and equipment-related expenses	1,161	6.3	1,164	7.1	0.3
Depreciation and amortization	290	1.6	319	2.0	9.7
Rent and lease expenses	827	4.5	818	5.0	(1.1)
Miscellaneous materials and repair expenses	43	0.2	26	0.2	(37.7)
Other	1,869	10.1	1,918	11.7	2.6
Operating income (losses)	2,247	12.1	(5,774)	(35.4)	(356.9)
Other income	1,081	2.6	2,375	14.5	119.6
Other expenses	290	1.6	387	2.4	33.2
Ordinary income (losses)	3,039	16.4	(3,785)	(23.2)	(224.6)
Special gains	1,723	9.3	34	0.2	(98.0)
Special losses	7,232	39.1	4,140	25.4	(42.7)
Losses before income taxes	(2,469)	(13.3)	(7,891)	(48.3)	—
Net losses	(1,541)	(8.3)	(5,855)	(35.9)	—

*	Product names were changed from October 1, 2006.

*	Business owner loans represent the amount of total Business Assists (business owner loans) and Business Timely loans.

*	Consumer loans represent the total amount of Smart Assist (debt-consolidation loans) and First Plan (revolving loans).

Interest Rates on Loans Outstanding and Borrowings
(%)

	9/06	9/07
Contractual interest rates	14.8	13.4
Business owner loans	23.1	21.8
Loans secured by real estate	7.0	7.6
Consumer loans	23.0	21.0

*	Figures are weighted average rates at period-end.

*	Product names were changed from October 1, 2006.

*	Contract interest rates for 9/07 include off-balance-sheet securitized loans receivable.

*	Business owner loans represent the total amount of Business Assists (business owner loans) and Business Timely loans.

*	Consumer loans does not include First Plan (revolving loans).
(Millions of yen)

			(Reference)
			9/07(including off-balance
	9/06	9/07	sheet securitization)
Total borrowings at period-end	243,313	221,997	255,797
Short-term borrowings (including commercial paper)	75,075	40,017	40,017
Long-term borrowings (including bonds)	168,237	181,979	215,779
Total amount of long-term borrowings by effective fixed interest rate	97,360	107,217	141,017
Fixed rate	97,360	107,217	141,017
Interest rate caps/swaps	—	—	—
% of long-term borrowings by effective fixed interest rate	57.9	58.9	65.4
Weighted average borrowing rate at the end of the period	1.4	2.0	2.0
Direct	1.0	2.2	2.1
Indirect	1.6	1.8	1.8
Weighted average borrowing rate for the period	1.3	1.9	1.9
Direct	0.9	2.0	1.9
Indirect	1.5	1.8	1.8

Breakdown of borrowings	(Millions of yen)

			(Reference)
			9/07(including off-balance
	9/06	9/07	sheet securitization)
Total borrowings at period-end	243,313	221,997	255,797
Indirect	153,492	109,216	109,216
Banks (other financial institutions)	98,768	98,037	98,037
Life insurance companies	—	—	—
Non-life insurance companies	2,390	2,087	2,087
Non-bank finance companies	52,333	9,091	9,091
Direct	89,820	112,780	146,580
Bonds/convertible bonds	26,850	65,030	65,030
Commercial paper	30,000	27,000	27,000
Securitization, etc.	32,970	20,750	54,550

Charge-offs of Loans Receivable and Allowance for Loan Losses

			(Millions of yen)
			(Reference)
			9/07(including
			off-balance sheet
	9/06	9/07	securitization)
Total notes and loans receivable	236,372	175,084	210,967

Business owner loans	79,836	60,485	60,485
Secured loans	117,334	84,843	120,727
Consumer loans	39,202	29,755	29,755

Total charge-offs of loans receivable	4,542	6,232	6,232

Business owner loans	3,124	4,693	4,693
Secured loans	7	81	81
Consumer loans	1,410	1,456	1,456

Ratio of charge-offs of loans receivable (APR)	3.8%	6.9%	5.7%

Business owner loans	7.5%	14.4%	14.4%
Secured loans	0.0%	0.2%	0.1%
Consumer loans	6.9%	9.3%	9.3%

*	Bankrupt and delinquent loans outstanding are included in the loans outstanding presented above.

*	Product names were changed from October 1, 2006.

*	Business owner loans represent the total amount of Business Assists (business owner loans) and Business Timely loans.

*	Consumer loans represent the total amount of Smart Assist (debt-consolidation loans) and First Plan (revolving loans).

*	Ratio of charge-offs of loans receivable (APR) is calculated as follows:

Ratio of charge-offs of loans receivable=Total charge-offs of loans receivable/(amount of total loans and notes receivable after deduction of total charge-offs of loans receivable + total charge-offs of loans receivable) X 2

Allowance for loan losses		(Millions of yen)
	9/06	9/07

Amount of allowance for loan losses	14,967	15,245
Allowance ratio	6.3%	7.2%

*	Allowance for loan losses for 3/07 includes amounts in relation to securitized loans receivable.

*	Allowance ratio is calculated as follows:

Allowance ratio=Allowanced for loan losses/(amount of total loans and notes receivable after deduction of total charge-offs of loans receivable + off-balance-sheet securitized loans receivable)